UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): JANUARY 8, 2007

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25853	77-0438443
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Holger Way

San Jose, CA 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 750-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2007, Redback Networks Inc. (the “Company”) entered into a Manufacturing Agreement with Jabil Circuit, Inc. (“Jabil”) under which Jabil will manufacture certain of the Company’s products (the “Manufacturing Agreement”). The Manufacturing Agreement, which has a term of one year, provides that production volumes and pricing will be determined by the parties on a quarterly basis.

The above description of the Manufacturing Agreement is qualified in its entirety by reference to the full text of the Manufacturing Agreement, a copy of which is expected to be filed as an exhibit to the Company’s annual report on Form 10-K for the period ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBACK NETWORKS INC.

DATE: January 12, 2006	By:	/s/ Thomas L. Cronan III
Thomas L. Cronan III Senior Vice President of Finance and Administration and Chief Financial Officer